Exhibit 99.1

FOR IMMEDIATE RELEASE

LACROSSE FOOTWEAR RECEIVES $29 MILLION ORDER FOR

THE UNITED STATES MARINE CORPS

Danner’s Rugged All-Terrain (RAT) Hot Weather and Temperate Boots Continue to

Demonstrate Outstanding Performance in Afghanistan

PORTLAND, Ore., July 18, 2012 — LaCrosse Footwear, Inc. (Nasdaq: BOOT), a leading provider of premium, branded footwear for work and outdoor users, today announced that it has received a new $29 million delivery order for the United States Marine Corps for Danner’s USMC Rugged All-Terrain (RAT) Hot weather and Temperate boots. The Company anticipates fulfilling this order in multiple deliveries over the next several quarters.

“Not only is the United States Marine Corps’ request for more RAT boots a testament to the boots’ proven performance in the mountainous terrain of Afghanistan, it speaks to our outstanding employees’ dedication to quality and service excellence, “ said Joseph P. Schneider, President and CEO of LaCrosse Footwear, Inc. “Danner continues to deliver what Marines demand in the field. We’re very proud to work with the United States Marine Corps and do our part to support these brave men and women in uniform.”

Danner provides premium performance footwear built to meet the demands and specific requirements for multiple branches of the United States Armed Forces. The USMC RAT Hot and Temperate boots, designed for the United States Marine Corps, are constructed with full-grain leather and tear resistant 1000 Denier nylon. A rugged Vibram® 360 outsole integrated with Dri-Ice compound delivers unrivaled flexibility and traction in mountainous terrain. The USMC RAT Hot contains moisture wicking Sea Breeze® lining with quick draining medial vent holes for superior breathability while the RAT Temperate boot contains GORE-TEX® lining for 100% waterproof protection. Durable polyurethane impregnated leather surrounds the heel and toe to protect against abrasion and damage from rock and scree. These boots are produced in the Company’s world-class manufacturing facility located in Portland, Ore.

Danner military products are available through retail and Exchange stores on U.S. Army, Marine Corps, and Air Force bases, and on Danner’s web site http://www.danner.com.

About LaCrosse Footwear, Inc.

LaCrosse Footwear, Inc. is a leading developer and marketer of branded, premium and innovative footwear for work and outdoor users. The Company’s trusted Danner® and LaCrosse® brands are sold to a network of specialty retailers and distributors in the United States, Canada, Europe and Asia. Work consumers include people in law enforcement, transportation, mining, oil and gas exploration and extraction, construction, military services and other occupations that require high-performance and protective footwear as a critical tool for the job. Outdoor consumers include people active in hunting, hiking and other outdoor recreational activities. For more information about LaCrosse Footwear products, please visit our Internet websites at http://www.lacrossefootwear.com and http://www.danner.com. For additional investor information, see our corporate website at www.lacrossefootwearinc.com.

Forward-Looking Statements

All statements, other than statements of historical facts, included in this release, including without limitation statements concerning the anticipated delivery dates for the order described in this release, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “plan,” “expect,” “aim,” “believe,” “project,” “target,” “anticipate,” “intend,” “estimate,” “will,” “should,” “could” and other terms of similar meaning, typically identify such forward-looking statements. The Company assumes no obligation to update or revise any forward-looking statements to reflect the occurrence or non-occurrence of future events or circumstances. Forward-looking statements are based on certain assumptions and expectations of future events and trends that are subject to risks and uncertainties, including without limitation the risk factors set forth in the Company’s most recent annual and quarterly reports on Form 10-K and 10-Q.

SOURCE: LaCrosse Footwear, Inc.

LaCrosse Footwear, Inc.

David Carlson

Executive Vice President and Chief Financial Officer

503-262-0110 ext. 1331

or

StreetConnect, Inc.

Michael Newman

Investor Relations

800-654-3517

BOOT@stct.com